Exhibit 99.1

                    ENROLLMENT FORM-CURRENT PARTICIPANTS

                             FIFTH THIRD DIRECT

                               ENROLLMENT FORM

                    PLEASE READ CAREFULLY BEFORE SIGNING

Record Holder Status:

I hereby represent and confirm that I am the registered holder of shares of Common Stock of Fifth Third Bancorp.

Dividend Reinvestment Options: (if applicable, please check one and sign below)

[ ] Full Reinvestment: I hereby authorize Fifth Third Bancorp to pay to Fifth Third Bank, as agent for my account, all cash dividends due to me on shares of Fifth Third Bancorp Common Stock for which I am the registered holder. I want to reinvest dividends on all shares registered in my name for the purchase of full or fractional shares of Fifth Third Bancorp Common Stock in accordance with the terms of Fifth Third Direct, as may be amended from time to time, (the "Plan").

[ ] Partial Reinvestment: I hereby authorize Fifth Third Bancorp to pay to Fifth Third Bank, as agent for my account, all cash dividends due to me on (pick one) [ ] _______ shares of Fifth Third Bancorp Common Stock; or [ ] _______ % of Fifth Third Bancorp Common Stock for which I am the registered holder. I want to reinvest dividends on the indicated number of shares or percentage of shares as so indicated in my name for the purchase of full or fractional shares of Fifth Third Bancorp Common Stock in accordance with the terms of the Plan.

[ ] No Reinvestment: I do not want to reinvest any cash dividends paid on shares of Fifth Third Bancorp Common Stock registered in my name. I will only invest voluntary cash under the terms and conditions of the Plan.

Cash Purchase Options: (please check if applicable and sign below)

[ ] Optional Automatic Investment: I hereby authorize Fifth Third Bank, as agent, to debit my checking, savings or other account $_______________ on a monthly basis as set forth in the completed automatic debit authorization form on reverse side and invest such designated amount (less any applicable fees and commissions) in full or fractional shares of Fifth Third Bancorp Common Stock in accordance with the terms of the Plan. The reverse side must be completed.

Termination Options: (if applicable, please check one and sign below)

[ ] Sell All Shares: Terminate my account, sell all my full and fractional shares and send me a check for the proceeds.

[ ] Issue Certificates: Terminate my account, send me a certificate for the whole shares and a check for any fraction amount.

I hereby appoint Fifth Third Bank as my agent under the terms and conditions of Fifth Third Direct, as described in the Prospectus accompanying this Enrollment Form, to receive any cash dividends that may become payable to me on any of the shares of Fifth Third Bancorp Common Stock specified below, and to apply such dividends to the purchase of shares as provided in the Plan. I acknowledge receipt of the Fifth Third Direct Prospectus and agree to the terms and conditions of the Plan stated in that Prospectus, as same may be amended from time to time.

I understand that I may change my reinvestment options or revoke this authorization at any time by notifying Fifth Third Bank in writing of my desire to modify and/or terminate my participation in Fifth Third Direct. I understand that the purchase of Common Stock will be made subject to the terms and conditions of the Plan, and that I may terminate this authorization at any time by notifying Fifth Third Bank in writing.

                            Enrollment Signatures

Return this Enrollment Form only if you wish to participate in Fifth Third Direct. This Enrollment Form, when signed, should be mailed to: Fifth Third Direct c/o Fifth Third Bank, 38 Fountain Square Plaza MD 10AT66,
Cincinnati, Ohio 45263.

All owners of shares held in joint registration must sign this Enrollment
Form.
DATE: ____________________________

__________________________________      ___________________________________
      Shareholder Signature                 Joint Shareholder Signature
                                                 (if jointly held)

Daytime Phone (_____)____________________


                        Automatic Debit Authorization

Please indicate the account from which you would like your additional investments withdrawn. You must enclose a pre-encoded deposit ticket or blank, voided check to help us identify your account.

[ ]  Checking account      [ ]  Savings account      [ ]  Other account

Please print name(s) as shown on shareholder records:

__________________________________      ___________________________________
First   Middle Initial        Last      First   Middle Initial         Last

Address ___________________________________________________________________

City ___________________   State ___________________   Zip ________________

Telephone Number (______)_____________      (______)_______________________
                             Home                            Work

Signature(s)* ________________________      _______________________________
* All persons shown on shareholder records are required to sign for Automatic Debit Authorization

                 Dividend Direct Deposit Authorization Form
                   Partial Reinvestment Participants Only

Please indicate the account number and the financial institution to which you would like your dividends deposited. You must enclose a pre-encoded deposit ticket or blank, voided check to help us identify your account.

[ ]  Checking account      [ ]  Savings account      [ ]  Other account

Please print name(s) as shown on shareholder records:

__________________________________      ___________________________________
First   Middle Initial        Last      First   Middle Initial         Last

Address ___________________________________________________________________

City ___________________   State ___________________   Zip ________________

Telephone Number (______)_____________      (______)_______________________
                             Home                            Work

Signature(s)* ________________________      _______________________________
* All persons shown on shareholder records are required to sign for Dividend Direct Deposit